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                                                                EXHIBIT 99(c)(6)


                 AMENDMENT NO. 2 TO RIGHTS AGREEMENT, dated as of March 4, 1996, between GUARDSMAN PRODUCTS, INC., a Delaware corporation (the "Company"), and Chemical Bank (formerly Manufacturers Hanover Trust Company) (the "Rights Agent"), amending the Rights Agreement, dated as of August 8, 1986, as amended, between the Company and the Rights Agent (the "Rights Agreement").

                              W I T N E S S E T H

                 WHEREAS, the Board of Directors of the Company has approved an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Lilly Industries, Inc., an Indiana corporation ("Lilly"), and LP Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Lilly ("LP"), providing for LP to commence an all-cash tender offer for all outstanding shares of common stock of the Company (the "Offer") and for the subsequent merger of LP into the Company (the "Merger");

                 WHEREAS, the Board of Directors of the Company has determined that the Offer and the Merger are fair to and in the best interests of the Company and its stockholders;

                 WHEREAS, the willingness of Lilly and LP to enter into the Merger Agreement is conditioned on, among other things, the amendment of the Rights Agreement on the terms set forth herein; and

                 WHEREAS, Section 26 of the Rights Agreement provides that, among other things, prior to the Distribution Date and subject to the restrictions set forth in the penultimate sentence of such Section, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provisions of the Rights Agreement without the approval of any holders of certificates representing shares of Common Stock;

                 NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

                 1. Section 1 of the Rights Agreement is hereby amended by adding the following definitions thereto:

                 "Letter Agreements" shall have the meaning set forth in the Merger Agreement.

                 "Merger" shall mean the merger of LP into the Company as contemplated by the Merger Agreement.

                 "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of March 4, 1996, by and among Lilly, LP and the Company, as the same may be amended in accordance with the terms thereof.

                 "Offer" shall have the meaning set forth in the Merger
        Agreement.

                 "LP" shall mean LP Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Lilly,

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                 "Lilly" shall mean Lilly Industries, Inc., an Indiana
corporation.

                 2. Section 1(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

                 "Notwithstanding anything to the contrary contained herein, neither Lilly nor LP shall be or become an "Acquiring Person" (and no Stock Acquisition Date shall occur) as a result of (i) the announcement, commencement or consummation of the Offer, (ii) the execution of the Merger Agreement (or any amendment thereto in accordance with the terms thereof) or the consummation of the transactions contemplated thereby (including, without limitation, the Offer and the Merger), or (iii) the execution of the Letter Agreements or the consummation of the transactions or exercise of any power contemplated thereby (including, without limitation, the tendering or voting of shares of Common Stock in the manner contemplated thereby and the grant of a limited proxy in furtherance thereof)."

                 3. Section 3(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

                 "Notwithstanding anything to the contrary contained herein, no Distribution Date shall occur as a result of (i) the announcement, commencement or consummation of the Offer, (ii) the execution of the Merger Agreement (or any amendment thereto in accordance with the terms thereof) or the consummation of the transactions contemplated thereby (including, without limitation, the Offer and the Merger), or
         (iii) the execution of the Letter Agreements or the consummation of the transactions or exercise of any power contemplated thereby (including, without limitation, the tendering or voting of shares of Common Stock in the manner contemplated thereby and the grant of a limited proxy in furtherance thereof), and no Distribution Date will, in any event, occur prior to the effective time of the Merger or the earlier termination of the Merger Agreement."

                 4. Section 7(a) of the Rights Agreement is hereby amended by replacing the word "earlier" in its first occurrence with the word "earliest", by deleting the word "or" immediately prior to the symbol "(ii)", and by replacing the words "(the earlier of (i) and (ii), being herein referred to as the "Expiration Date")" with the following:

                 "and (iii) immediately prior to the effective time of the Merger (the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date")."

                 5. Section 11 of the Rights Agreement is hereby amended by adding to the end thereof the following:

                 "(n)     Notwithstanding anything to the contrary contained
         herein, the provisions of this Section 11 will not apply to or be triggered by (i) the announcement, commencement or consummation of the Offer, (ii) the execution of the Merger Agreement (or any amendment thereto in accordance with the terms thereof) or the consummation of the transactions contemplated thereby (including,





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         without limitation, the Offer and the Merger), or (iii) the execution of the Letter Agreements or the consummation of the transactions or exercise of any power contemplated thereby (including, without limitation, the tendering or voting of shares of Common Stock in the manner contemplated thereby and the grant of a limited proxy in furtherance thereof)."

                 6. Section 13 of the Rights Agreement is hereby amended by adding to the end thereof the following:

                 "(d)     Notwithstanding anything to the contrary contained
         herein, the provisions of this Section 13 will not apply to or be triggered by the execution of the Merger Agreement or any amendment thereto or the consummation of the transactions contemplated thereby (including, without limitation, the Merger)."

                 7. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Amendment.

                 8. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment No. 2.

                 9. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                 10. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed, all as of the day and year first above written.

                                        GUARDSMAN PRODUCTS, INC.

                                        By /s/  Charles E. Bennett
                                           -----------------------------

                                           Its  President and CEO
                                              --------------------------

                                        CHEMICAL BANK, as Rights Agent


                                        By   /s/ Eric Leason
                                           -----------------------------

                                           Its  Vice President
                                              --------------------------






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